Exhibit 99.1

SmarTire Systems Inc.
Suite 150, 13151 Vanier Place
Richmond, British Columbia
Canada, V6V 2J1

T: (604) 276-9884
F: (604) 276-2350
www.smartire.com
OTCBB: SMTR

NEWS RELEASE - May 3, 2006
Contact:
Hawk Associates at (305) 451-1888
E-mail: info@hawkassociates.com
http://www.hawkassociates.com
http://www.americanmicrocaps.com
AGORA Investor Relations
http://www.agoracom.com/IR/SmarTire
SMTR@Agoracom.com

SmarTire’s New President Reports Preliminary
Third Quarter Sales Growth Up 262% to $1.2M

Richmond, British Columbia, Canada, May 3, 2006 -- SmarTire Systems Inc. (OTC Bulletin Board: SMTR) announced today preliminary sales results for the third fiscal quarter ended April 30, 2006. The company reports that FQ3 sales of approximately $1.2 million represents a gain of 262% over last year’s third quarter and a 42% gain over the second fiscal quarter of this year. Preliminary results are unaudited and subject to review.

Leif Pedersen stated, “As the new president and CEO of SmarTire, I am extremely encouraged by these sales results for the third fiscal quarter. They clearly demonstrate that our company is continuing to achieve solid top-line performance on both an annual and sequential basis. In addition, with the increased acceptance of tire pressure monitoring in the global marketplace as a result of the Tread Act and higher oil prices, I am confident that SmarTire can significantly accelerate this sales growth. The company is experiencing a dramatic increase in the number of major market opportunities, and I am committed to exploiting these opportunities in North America and Europe.

“I am particularly encouraged by our experience to date in the commercial vehicle sector, which represents an enormous opportunity involving heavy and medium-duty trucks, buses, recreational vehicles, and off-road construction and agricultural equipment. Our existing relationships with Dana Corporation, Vansco Electronics and Camping World are progressing very well. SmarTire has a definite competitive advantage in the commercial vehicle, bus and RV markets, and we intend to dominate these sectors.

“Another reason for my strong optimism is our long-term corporate vision. SmartWave™, our technological platform, enables SmarTire to add multiple onboard wireless sensor applications to vehicles. Building on our proven tire monitoring expertise and technologies, the SmartWave product offering is being designed to satisfy the increasing demands of the transportation industry for wireless remote vehicle diagnostics and fleet management. As an example, our universal receiver is well positioned to become the industry standard for the collection of data from a number of wireless gateway applications. This data can then be distributed via telematics to vehicle management systems.

“SmarTire’s board of directors has provided me with the opportunity to lead the company through its next major stage of development and I am most anxious to build a successful business for our shareholders. We have an outstanding management team with the specialized skills and motivation to meet the challenges of today and tomorrow.”

About SmarTire Systems Inc.
SmarTire develops and markets proprietary advanced wireless sensing and control systems worldwide under the SmartWave trademark. The company has developed numerous patent-protected wireless technologies and advanced tire monitoring solutions since it was founded in 1987. The company’s proprietary SmartWave platform provides a foundation for the addition of multiple wireless sensing and control applications. The initial product release on the SmartWave platform is SmartWave TPMS, which leverages on the company’s background and knowledge in tire monitoring solutions. SmarTire has offices in North America and Europe.

A comprehensive investment profile regarding SmarTire Systems Inc. may be found at http://www.hawkassociates.com/smartire/profile.htm.

An investment profile, a comprehensive online investor relations kit, SEC filings and other useful investor information regarding SmarTire Systems Inc. can be found at http://www.hawkassociates.com/smartire and http://www.americanmicrocaps.com. In addition, this press release is available for investor commentary, questions, near real-time answers and monitored discussion in the SmarTire IR HUB at http://www.agoracom.com/IR/SmarTire. Alternatively, investors may contact Ken AuYeung or Frank Hawkins of Hawk Associates at (305) 451-1888, e-mail: info@hawkassociates.com, or e-mail questions to SMTR@agoracom.com.

Except for historical information contained herein, the matters discussed in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. When used in this news release, the words “expects,” “may,” “will” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of SmarTire and are subject to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond SmarTire’s control. These include, but are not limited to, risks and uncertainties associated with the effects of competitive pricing, SmarTire’s dependence on the ability of third-party manufacturers to produce components on a basis that is cost-effective to SmarTire, market acceptance of SmarTire’s products, SmarTire’s ability to keep up with technological advances in the industry, the effect of competitive products and the effects of governmental regulations. SmarTire cautions that the foregoing factors are not exhaustive.